SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               Gentex Corporation
             (Exact name of registrant as specified in its charter)

                  Michigan                                   38-2030505
(State of Incorporation or Organization)                  (I.R.S. Employer
                                                         Identification No.)

600 N. Centennial Street, Zeeland, Michigan                    49464
 (Address of Principal Executive Offices)                    (Zip Code)

If   this   form   relates   to   the           If  this  form  relates  to  the
registration of a class of securities           registration   of  a  class   of
pursuant  to   Section 12(b)  of  the           securities pursuant  to  Section
Exchange Act and is effective pursuant          12(g) of  the  Exchange  Act and
to General Instruction A. (c),  please          is effective pursuant to General
check the following box. [ ]                    Instruction A. (d), please check
                                                the following box. [X]


Securities Act registration statement file number to which this form relates:
                                                  __________________________
                                                       (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of Each Exchange
         Title of Each Class                      on which Each Class
         to be so Registered                      is to be Registered

                 None                                     None

Securities to be registered pursuant to Section 12(g) of the Act:

                     Junior Preferred Stock Purchase Rights
                                (Title of class)

                                Page 1 of 6 Pages
                           Exhibit Index is on Page 7

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      GENTEX CORPORATION


Dated: April 12, 2001                 By  /s/ Enoch Jen
                                          Enoch Jen
                                          Its Chief Financial Officer


538895v2

                              AMENDED AND RESTATED

                     SHAREHOLDER PROTECTION RIGHTS AGREEMENT

                            effective August 26, 1991

                                       and

                         Amended and Restated effective

                                 March 29, 2001

                                     between

                               GENTEX CORPORATION

                                       and

                   AMERICAN STOCK TRANSFER AND TRUST COMPANY,

                                 as Rights Agent